UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 9, 2006 (January 3, 2006)

Analysts International Corporation

(Exact name of registrant as specified in its charter)

Minnesota	0-4090	41-0905408
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3601 West 76th Street, Minneapolis, Minnesota		55435-3000
(Address for principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   (952) 835-5900

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into and Amendment to Material Definitive Agreements

On January 3, 2006, Jeffrey P. Baker, President and CEO of Analysts International Corporation (the “Company”) was awarded 250,000 shares of restricted stock and 100,000 incentive stock options by the Compensation Committee of the Company.  The restricted stock and options were granted pursuant to the Company’s 2004 Equity Incentive Plan.

The restricted stock award will vest over five years in the following manner:  i) Year 1 - 25,000; ii) Year 2 - 25,000; iii) Year 3 - 50,000; iv) Year 4 - 75,000; and v) Year 5 - 75,000.  The restricted stock award is subject to acceleration in the event that employment is terminated by the Company for convenience or performance or by Mr. Baker for Good Reason as defined in his employment agreement.  The restricted stock award agreement signed by Mr. Baker and the Company is set forth in Exhibit 99.1 attached hereto and is incorporated in this Current Report as if fully set forth herein.

The incentive stock option has a ten-year term.  One hundred percent of the incentive stock option grant will vest in seven years on January 3, 2013.  The price of the options granted was set at $2.43, the price of the Company’s stock at the close of the regular NASDQ trading session on January 3, 2006, as called for in the Company’s 2004 Equity Incentive Plan.  The stock option agreement is set forth in Exhibit 99.2 attached hereto and is incorporated in this Current Report as if fully set forth herein.

Item 9.01               Financial Statements and Exhibits.

(a)           Financial statements:  None.

(b)           Pro forma financial information:  None.

(c)           Exhibits:

99.1         Restricted Stock Agreement between Analysts International Corporation and Jeffrey P. Baker dated January 3, 2006.

99.2         Incentive Stock Option Agreement between Analysts International Corporation and Jeffrey P. Baker dated January 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 9, 2006	ANALYSTS INTERNATIONAL CORPORATION

/s/ Colleen M. Davenport
Colleen M. Davenport
Secretary and General Counsel

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

ANALYSTS INTERNATIONAL CORPORATION

EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
January 9, 2006	0-4090

EXHIBIT NO.	ITEM

99.1	Restricted Stock Agreement between Analysts International Corporation and Jeffrey P. Baker dated January 3, 2006.

99.2	Incentive Stock Option Agreement between Analysts International Corporation and Jeffrey P. Baker dated January 3, 2006.